Contractor Name: ------------------------
                          Effective Date: -------------, 19-- ("Effective Date")


                    INDEPENDENT CONTRACTOR SERVICES AGREEMENT


THIS AGREEMENT is between SHOPPING  SHERLOCK INC., a Washington  corporation and
its  successors  or  assignees   ("Shopping  Sherlock  ")  and  the  undersigned
______________________________ (the "Contractor").

1. ENGAGEMENT OF SERVICES. Shopping Sherlock may from time to time issue Project Assignment(s) in the form attached to this Agreement as Exhibit A. Subject to the terms of this Agreement, Contractor will, to the best of its ability, render the services set forth in Project Assignment(s) accepted by Contractor (the "Project(s)") by the completion dates set forth therein. The manner and means by which Contractor chooses to complete the Projects are in Contractor's sole discretion and control. Contractor agrees to exercise the highest degree of professionalism, and to utilize its expertise and creative talents in completing such Projects. In completing the Projects, Contractor agrees to provide its own equipment, tools and other materials at its own expense. Shopping Sherlock will make its facilities and equipment available to Contractor when necessary. Contractor shall perform the services necessary to complete the Projects in a timely and professional manner consistent with industry standards, and at a location, place and time which the Contractor deems appropriate. Contractor may not subcontract or otherwise delegate its obligations under this Agreement without Shopping Sherlock 's prior written consent. [If Contractor is not a natural person, then before any Contractor employee or consultant performs services in connection with this Agreement, the employee or consultant and Contractor must have entered into a written agreement expressly for the benefit of Shopping Sherlock and containing provisions substantially equivalent to this section and to Section 4 below.]

2. COMPENSATION. Shopping Sherlock will pay Contractor a fee for services rendered under this Agreement as set forth in the Project Assignment(s) undertaken by Contractor. [Contractor shall be responsible for all expenses incurred in performing services under this Agreement.] or [Contractor will be reimbursed for any reasonable expenses incurred in connection with the performance of services under this Agreement provided Contractor submits verification of such expenses as Shopping Sherlock may require.] Upon termination of this Agreement for any reason, Contractor will be paid fees and expenses on a proportional basis as stated in the Project Assignment(s) for work which is then in progress, to and including the effective date of such termination. Unless other terms are set forth in the Project Assignment(s) for work which is in progress, Shopping Sherlock will pay the Contractor for services and will reimburse the Contractor for previously approved expenses within thirty (30) days of the date of Contractor's invoice.

3. INDEPENDENT CONTRACTOR RELATIONSHIP. Contractor's relationship with Shopping Sherlock will be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Contractor is not the agent of Shopping Sherlock and is not authorized to make any representation, contract, or commitment on behalf of Shopping Sherlock . Contractor will not be entitled to any of the benefits which Shopping Sherlock may make available to its employees, such as group insurance, profit-sharing or retirement benefits. Contractor will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state, provincial or local tax authority with respect to Contractor's performance of services and receipt of fees under this Agreement. Shopping Sherlock will regularly report amounts paid to Contractor by filing Form 1099-MISC with the Internal Revenue Service and the equivalent forms with Revenue Canada as required by law. Because Contractor is an independent contractor, Shopping Sherlock will not withhold or make payments for social security; make unemployment insurance or disability insurance contributions; or obtain worker's compensation insurance on Contractor's behalf. Contractor agrees to accept exclusive liability for complying with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability and other contributions and similar taxes based on fees paid to Contractor, its agents or employees under this Agreement. Contractor hereby agrees to indemnify and defend Shopping Sherlock against any and all such taxes or contributions, including penalties and interest. [Contractor is free to enter any contract to provide services to other business entities, except any contract which would induce Contractor to violate this Agreement.]

4.   TRADE SECRETS - INTELLECTUAL PROPERTY RIGHTS.

     4.1 Proprietary Information. Contractor agrees during the term of this Agreement and thereafter that it will take all steps reasonably necessary to hold Shopping Sherlock 's Proprietary Information in trust and confidence, will not use Proprietary Information in any manner or for any purpose not expressly set forth in


                                       1.

this Agreement, and will not disclose any such Proprietary Information to any third party without first obtaining Shopping Sherlock 's express written consent on a case-by-case basis. By way of illustration but not limitation "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of Shopping Sherlock . Notwithstanding the other provisions of this Agreement, nothing received by Contractor will be considered to be Shopping Sherlock Proprietary Information if
(1) it has been published or is otherwise readily available to the public other than by a breach of this Agreement; (2) it has been rightfully received by Contractor from a third party without confidential limitations; (3) it has been independently developed for Contractor by personnel or agents having no access to Shopping Sherlock Proprietary Information; or (4) it was known to Contractor prior to its first receipt from Shopping Sherlock .

     4.2 Third Party Information. Contractor understands that Shopping Sherlock has received and will in the future receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on Shopping Sherlock 's part to maintain the confidentiality of such information and use it only for certain limited purposes. Contractor agrees to hold Third Party Information in confidence and not to disclose to anyone (other than Shopping Sherlock personnel who need to know such information in connection with their work for Shopping Sherlock ) or to use, except in connection with Contractor's work for Shopping Sherlock , Third Party Information unless expressly authorized in writing by an officer of Shopping Sherlock .

     4.3 No Conflict of Interest. Contractor agrees during the term of this Agreement not to accept work or enter into a contract or accept an obligation, inconsistent or incompatible with Contractor's obligations under this Agreement or the scope of services rendered for Shopping Sherlock . Contractor warrants that to the best of its knowledge, there is no other existing contract or duty on Contractor's part inconsistent with this Agreement, unless a copy of such contract or a description of such duty is attached to this Agreement as Exhibit
B. Contractor further agrees not to disclose to Shopping Sherlock , or bring onto Shopping Sherlock 's premises, or induce Shopping Sherlock to use any confidential information that belongs to anyone other than Shopping Sherlock or Contractor.

     4.4 Disclosure of Work Product. As used in this Agreement, the term "Work Product" means any Invention, whether or not patentable, and all related know-how, designs, mask works, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or other copyrightable or patentable works. Contractor agrees to disclose promptly in writing to Shopping Sherlock , or any person designated by Shopping Sherlock , all Work Product which is solely or jointly conceived, made, reduced to practice, or learned by Contractor in the course of any work performed for Shopping Sherlock ("Shopping Sherlock Work Product"). Contractor represents that any Work Product relating to Shopping Sherlock 's business or any Project which Contractor has made, conceived or reduced to practice at the time of signing this Agreement ("Prior Work Product") has been disclosed in writing to Shopping Sherlock and attached to this Agreement as Exhibit C. If disclosure of any such Prior Work Product would cause Contractor to violate any prior confidentiality agreement, Contractor understands that it is not to list such Prior Work Product in Exhibit C but it will disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs, and the fact that full disclosure as to such Prior Work Product has not been made for that reason. A space is provided in Exhibit C for such purpose.

     4.5 Ownership of Work Product. Contractor shall specifically describe and identify in Exhibit C all technology which (a) Contractor intends to use in performing under this Agreement, (b) is either owned solely by Contractor or licensed to Contractor with a right to sublicense and (c) is in existence in the form of a writing or working prototype prior to the Effective Date ("Background Technology"). Contractor agrees that any and all Inventions conceived, written, created or first reduced to practice in the performance of work under this Agreement shall be the sole and exclusive property of Shopping Sherlock .

     4.6 Assignment of Shopping Sherlock Work Product. Except for Contractor's rights in the Background Technology, Contractor irrevocably assigns to Shopping Sherlock all right, title and interest worldwide in and to the Shopping Sherlock Work Product and all applicable intellectual property rights related to the Shopping Sherlock Work Product, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing



                                       2.

rights (the "Proprietary Rights"). Except as set forth below, Contractor retains no rights to use the Shopping Sherlock Work Product and agrees not to challenge the validity of Shopping Sherlock 's ownership in the Shopping Sherlock Work Product. Contractor hereby grants to Shopping Sherlock a non-exclusive, royalty-free, irrevocable and world-wide right, with rights to sublicense through multiple tiers of sublicensees, to reproduce, make derivative works of, publicly perform, and publicly display in any form or medium, whether now known or later developed, distribute, make, use and sell Background Technology and any Prior Work Product incorporated or used in the Shopping Sherlock Work Product for the purpose of developing and marketing Shopping Sherlock products [but not for the purpose of marketing Background Technology or Prior Work Products separate from Shopping Sherlock products].

     4.7 Waiver or Assignment of Other Rights. If Contractor has any rights to the Shopping Sherlock Work Product that cannot be assigned to Shopping Sherlock, Contractor unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Shopping Sherlock with respect to such rights, and agrees, at Shopping Sherlock 's request and expense, to consent to and join in any action to enforce such rights. If Contractor has any right to the Shopping Sherlock Work Product that cannot be assigned to Shopping Sherlock or waived by Contractor, Contractor unconditionally and irrevocably grants to Shopping Sherlock during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicensees, to reproduce, create derivative works of, distribute, publicly perform and publicly display by all means now known or later developed, such rights.

     4.8 Assistance. Contractor agrees to cooperate with Shopping Sherlock or its designee(s), both during and after the term of this Agreement, in the procurement and maintenance of Shopping Sherlock 's rights in Shopping Sherlock Work Product and to execute, when requested, any other documents deemed necessary by Shopping Sherlock to carry out the purpose of this Agreement. Contractor agrees to execute upon Shopping Sherlock 's request a signed transfer of copyright to Shopping Sherlock in the form attached to this Agreement as Exhibit D for all Shopping Sherlock Work Product subject to copyright protection, including, without limitation, computer programs, notes, sketches, drawings and reports.

     4.9 Enforcement of Proprietary Rights. Contractor will assist Shopping Sherlock in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Shopping Sherlock Work Product in any and all countries. To that end Contractor will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as Shopping Sherlock may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, Contractor will execute, verify and deliver assignments of such Proprietary Rights to Shopping Sherlock or its designee. Contractor's obligation to assist Shopping Sherlock with respect to Proprietary Rights relating to such Shopping Sherlock Work Product in any and all countries shall continue beyond the termination of this Agreement, but Shopping Sherlock shall compensate Contractor at a reasonable rate after such termination for the time actually spent by Contractor at Shopping Sherlock 's request on such assistance.

     4.10 Execution of Documents. In the event Shopping Sherlock is unable for any reason, after reasonable effort, to secure Contractor's signature on any document needed in connection with the actions specified in the preceding sections 4.8 and 4.9, Contractor hereby irrevocably designates and appoints Shopping Sherlock and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and in its behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Contractor. Contractor hereby waives and quitclaims to Shopping Sherlock any and all claims, of any nature whatsoever, which Contractor now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to Shopping Sherlock .

5. CONTRACTOR REPRESENTATIONS AND WARRANTIES. Contractor hereby represents and warrants that (a) the Shopping Sherlock Work Product will be an original work of Contractor and any third parties will have executed assignment of rights reasonably acceptable to Shopping Sherlock ; (b) neither the Shopping Sherlock Work Product nor any element thereof will infringe the Proprietary Rights of any third party; (c) neither the Shopping Sherlock Work Product nor any element thereof will be subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments; (d) Contractor will not grant, directly or indirectly, any rights or interest whatsoever in the Shopping Sherlock



                                       3.

Work Product to third parties; (e) Contractor has full right and power to enter into and perform this Agreement without the consent of any third party; (f) Contractor will take all necessary precautions to prevent injury to any persons (including employees of Shopping Sherlock ) or damage to property (including Shopping Sherlock 's property) during the term of this Agreement; and (g) should Shopping Sherlock permit Contractor to use any of Shopping Sherlock 's equipment, tools, or facilities during the term of this Agreement, such permission shall be gratuitous and Contractor shall be responsible for any injury to any person (including death) or damage to property (including Shopping Sherlock 's property) arising out of use of such equipment, tools or facilities, whether or not such claim is based upon its condition or on the alleged negligence of Shopping Sherlock in permitting its use.

6. INDEMNIFICATION. Contractor will indemnify and hold harmless Shopping Sherlock , its officers, directors, employees, sublicensees, customers and agents from any and all claims, losses, liabilities, damages, expenses and costs (including attorneys' fees and court costs) which result from a breach or alleged breach of any representation or warranty of Contractor (a "Claim") set forth in Section 5 of this Agreement, provided that Shopping Sherlock gives Contractor written notice of any such Claim and Contractor has the right to participate in the defense of any such Claim at its expense. From the date of written notice from Shopping Sherlock to Contractor of any such Claim, Shopping Sherlock shall have the right to withhold from any payments due Contractor under this Agreement the amount of any defense costs, plus additional reasonable amounts as security for Contractor's obligations under this Section 6.

Contractor, at its sole cost and expense, shall maintain appropriate insurance with Commercial General Liability Broad Form Coverage, including Contractual Liability, Contractor's Protective Liability and Personal Injury/Property Damage Coverage in a combined single limit of not less than $3,000,000. A Certificate of Insurance indicating such coverage shall be delivered to Shopping Sherlock upon request. The Certificate shall indicate that the policy will not be changed or terminated without at least ten (10) days' prior notice to Shopping Sherlock , shall name Shopping Sherlock as an additional named insured and shall also indicate that the insurer has waived its subrogation rights against Shopping Sherlock .


7.   TERMINATION.

     7.1 Termination by Shopping Sherlock . Shopping Sherlock may terminate this Agreement at its convenience for any reason and without any breach by Contractor upon Ten (10) days' prior written notice to Contractor. Shopping Sherlock may also terminate this Agreement immediately and without prior notice in its sole discretion upon Contractor's material breach of Section 4 and/or Section 7.3.

     7.2 Termination by Contractor. Contractor may terminate this Agreement at any time that there is no uncompleted Project Assignment in effect upon fifteen
(15) days' prior written notice to Shopping Sherlock .

     7.3 Noninterference with Business. During and for a period of two (2) years immediately following termination of this Agreement by either party, Contractor agrees not to solicit or induce any employee or independent contractor to terminate or breach an employment, contractual or other relationship with Shopping Sherlock .

     7.4 Return of Shopping Sherlock Property. Upon termination of the Agreement or earlier as requested by Shopping Sherlock , Contractor will deliver to Shopping Sherlock any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Shopping Sherlock Work Product, Third Party Information or Proprietary Information of Shopping Sherlock . Contractor further agrees that any property situated on Shopping Sherlock 's premises and owned by Shopping Sherlock , including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Shopping Sherlock personnel at any time with or without notice.

8.   GOVERNMENT OR THIRD PARTY CONTRACTS.

     8.1 Government Contracts. In the event that Contractor shall perform services under this Agreement in connection with any Government contract in which Shopping Sherlock may be the prime contractor or subcontractor, Contractor agrees to abide by all laws, rules and regulations relating thereto. To the extent that any such law, rule or regulation requires that a provision or clause be included in this Agreement, Contractor agrees that such provision or clause shall be added to this Agreement and the same shall then become a part of this Agreement.

     8.2 Security. In the event the services of the Contractor should require Contractor to have access to Department of Defense (United States) and/or



                                       4.

Ministry of Defence (Canada) classified material, or other classified material in the possession of Shopping Sherlock 's facility, such material shall not be removed from Shopping Sherlock 's facility. Contractor agrees that all work performed under this Agreement by Contractor which involves the use of classified material mentioned above shall be performed in a secure fashion (consistent with applicable law and regulations for the handling of classified material) and only at Shopping Sherlock 's facility.

     8.3 Ownership. Contractor also agrees to assign all of its right, title and interest in and to any Work Product to a Third Party, including without limitation the United States or Canada, as directed by Shopping Sherlock .


9.   GENERAL PROVISIONS.

     9.1 Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Washington. Contractor hereby expressly consents to the exclusive personal jurisdiction of the state and federal courts located in King County, Washington for any lawsuit filed there against Contractor by Shopping Sherlock arising from or related to this Agreement.

     9.2 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     9.3 No Assignment. This Agreement may not be assigned by Contractor without Shopping Sherlock 's consent, and any such attempted assignment shall be void and of no effect.

     9.4 Notices. All notices, requests and other communications under this Agreement must be in writing, and must be mailed by registered or certified mail, postage prepaid and return receipt requested, or delivered by hand to the party to whom such notice is required or permitted to be given. If mailed, any such notice will be considered to have been given five (5) business days after it was mailed, as evidenced by the postmark. If delivered by hand, any such notice will be considered to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party. The mailing address for notice to either party will be the address shown on the signature page of this Agreement. Either party may change its mailing address by notice as provided by this section.

     9.5 [Legal Fees. If any dispute arises between the parties with respect to the matters covered by this Agreement which leads to a proceeding to resolve such dispute, the prevailing party in such proceeding shall be entitled to receive its reasonable attorneys' fees, expert witness fees and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief it may be awarded.]

     9.6 Injunctive Relief. A breach of any of the promises or agreements contained in this Agreement may result in irreparable and continuing damage to Shopping Sherlock for which there may be no adequate remedy at law, and Shopping Sherlock is therefore entitled to seek injunctive relief as well as such other and further relief as may be appropriate.

     9.7 Survival.  The following  provisions shall survive  termination of this
Agreement: Section 4, Section 5, Section 6 and Section 7.3.

     9.8 Export. Contractor agrees not to export, directly or indirectly, any United States or Canadian source technical data acquired from Shopping Sherlock or any products utilizing such data to countries outside the United States or Canada, which export may be in violation of United States or Canadian export laws or regulations.

     9.9 Waiver. No waiver by Shopping Sherlock of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by Shopping Sherlock of any right under this Agreement shall be construed as a waiver of any other right. Shopping Sherlock shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     9.10 Entire Agreement. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between Shopping Sherlock and Contractor. No modification of



                                       5.

or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. The terms of this Agreement will govern all Project Assignments and services undertaken by Contractor for Shopping Sherlock . In the event of any conflict between this Agreement and a Project Assignment, the Project Assignment shall control, but only with respect to the services set forth therein.

     IN WITNESS WHEREOF, the parties have caused this Independent Contractor Services Agreement to be executed by their duly authorized representative.


SHOPPING SHERLOCK INC.                  CONTRACTOR:


---------------------------             ---------------------------
(Printed Name)                          (Printed Name)


By: ---------------------------         By:  ---------------------------


Title: ---------------------------      Title: ---------------------------

Address: ---------------------------    Address: ---------------------------

------------------------------------    ------------------------------------

------------------------------------    ------------------------------------




                                       For copyright registration purposes only,
                                       Contractor must provide the following
                                       information:

                                       Date of Birth: --------------------

                             Nationality or Domicile: --------------------





                                       6.

                                    EXHIBIT A

                               PROJECT ASSIGNMENT


              Services                               Milestones



Payment of Fees.  Fee will be: (cross out inapplicable provisions)

a fixed price for completion of $-------------

based on a rate per hour of $-------------

other, as follows: --------------------------------------------

---------------------------------------------------------------

     If this Project Assignment or the Independent Contractor Services Agreement which governs it is terminated for any reason, fees will be paid based on:
(cross out inapplicable provisions)

contractor time spent:

the proportion of the deliverables furnished Shopping Sherlock Inc., as determined by Shopping Sherlock Inc.:

other, as follows: --------------------------------------------

---------------------------------------------------------------

Expenses. Shopping Sherlock Inc. will reimburse Contractor for the following expenses:


---------------------------------------------------------------


NOTE:This  Project  Assignment  is  governed  by  the  terms  of an  Independent
     Contractor Services Agreement in effect between Shopping Sherlock Inc. and Contractor. In the event that any item in this Project Assignment is inconsistent with that Agreement, the terms of this Project Assignment shall govern, but only with respect to the services set forth in this Project Assignment.


Signed: -----------------------------        Signed:----------------------------
        SHOPPING SHERLOCK INC.                      Contractor

Dated:  -----------------------------        Dated: ----------------------------




                                      A-1.

                                    EXHIBIT B

                         CONFLICT OF INTEREST DISCLOSURE





















                                      B-1.

                                    EXHIBIT C

                          PRIOR WORK PRODUCT DISCLOSURE

     1. Except as listed in Section 2 below, the following is a complete list of all Prior Work Products that have been made or conceived or first reduced to practice by Contractor alone or jointly with others prior to its engagement by Shopping Sherlock Inc.:

     [ ]  No inventions or improvements.

     [ ]  See below:

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

     [ ]  Additional sheets attached.

     2. Due to a prior confidentiality agreement, Contractor cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which Contractor owes to the following party(ies):


      Invention or Improvement               Party(ies)                    Relationship

1.    ------------------------             -------------                   ------------

2.    ------------------------             -------------                   ------------

3.    ------------------------             -------------                   ------------

     [ ]  Additional sheets attached.


                        BACKGROUND TECHNOLOGY DISCLOSURE

     The following is a list of all Background Technology which Contractor intends to use in performing under this Agreement:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------



                                      C-1.

                                    EXHIBIT D

                             ASSIGNMENT OF COPYRIGHT



     For good and valuable consideration which has been received, the undersigned sells, assigns and transfers to Shopping Sherlock Inc., a Washington corporation, and its successors and assigns, the copyright in and to the following work, which was created by the following indicated author(s):

Title:  ---------------------------------

Author(s): ------------------------------

Copyright Office Identification No. (if any):  -----------------

and all of the right, title and interest of the undersigned, vested and contingent, therein and thereto.

     Executed this ----- day of ----------------------, 199--.

                                   Signature: ----------------------------------

                                   Printed Name: -------------------------------